Exhibit 99.1


          Digital Recorders, Inc. Notes Transportation Ballot Measures

       Voters in 13 States Approve Approximately $40 Billion in
                      Transportation Expenditures


    DALLAS--(BUSINESS WIRE)--Nov. 16, 2006--Digital Recorders, Inc. (DRI) (NASDAQ:TBUS), a digital communications technology leader in the transportation, law enforcement, and security industries, noted today that, according to the American Public Transportation Association
(APTA), voters in 13 states in different regions of the country approved 21 out of 30 state and local transit-related ballot initiatives approximating $40 billion during the recent elections.

    "According to APTA, the recent transportation ballot initiatives authorized public transportation expenditures approximating $40 billion. Also according to APTA, transit ridership grew by 25.1 percent from 1995 to 2005, and by 3.2 percent in the first six months of this year alone. Exactly how do these ballot initiatives and increased ridership impact us here at DRI? As I've said before, increased transit spending and ridership potentially brings an increased demand for transit communications equipment in DRI's domestic market - which may very well may help us to achieve further growth," David L. Turney, Chairman, President, and Chief Executive Officer, said.

    ABOUT APTA

    APTA is a nonprofit international association of 1,600 member organizations including public transportation systems; planning, design, construction and finance firms; product and service providers; academic institutions; and state associations and departments of transportation. APTA members serve the public interest by providing safe, efficient and economical public transportation services and products. APTA members serve more than 90 percent of persons using public transportation in the U.S. and Canada.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the transportation, law enforcement, and security industries. Using proprietary hardware and software applications, our products improve the flow and mobility of people through transportation infrastructure, improve energy efficiency, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products - TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. By assisting transit vehicle operators' quest to increase ridership, our products also help reduce dependence on fuel. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations, including any conclusions surmised from APTA's statements concerning recently approved ballot initiatives and increases in U.S. mass transportation ridership and their potential effects on our business or future growth, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including the risks and uncertainties related to conclusions surmised from APTA's statements concerning recently approved ballot initiatives and increases in U.S. mass transportation ridership, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.



    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com